UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                  Form 8-K

                               CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                         Date of Report March 1, 2007


                          CH2M HILL Companies, Ltd.
             (Exact name of registrant as specified in its charter)

            Oregon                    000-27261                 93-0549963
(State or other jurisdiction       (Commission File      (I.R.S. Employer
of incorporation or organization)       Number)          Identification Number)


      9191 South Jamaica Street,
      Englewood, CO                                   80112-5946
    (Address of principal executive offices)         (Zip Code)


                               (303) 771-0900
                 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))











                                     Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the CH2M HILL Companies, Ltd.'s Board of Directors meeting on February 9, 2007, Dr. James J. Ferris announced his resignation as a member of the Board effective March 1, 2007. Dr. Ferris retired from CH2M HILL in September of 2006 and his resignation from the Board of Directors is related to his retirement from the company.

At the time of his resignation, Dr. Ferris served as a member of the Compensation and Workforce Committee, Executive Committee, Ownership and Incentive Compensation Committee, and Strategic Planning Group of the CH2M HILL's Board of Directors. The vacancy created by Dr. Ferris's resignation will be filled by our shareholders at our next annual shareholder meeting.


                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      CH2M HILL COMPANIES, LTD.

Date: February 12, 2007                  By: /s/Samuel H. Iapalucci
                                      __________________________
                                      Samuel H. Iapalucci
                                      Its: Executive Vice President,
                                       Chief Financial Officer
                                       and Secretary